FIRST UNION BANK


                                                   July 28, 1998


Mr. Kevin Cassidy
Chief Financial Officer
Trinitech Systems Inc.
333 Ludlow Street
Stamford, CT 06902

Re:      Oligor # 8626750009
         Obligations # 59, 67, 83 and 91

Dear Mr. Cassidy:

Reference is made to our earlier conversations regarding Trinitech Systems Inc. ("TSI") obtaining financing with Chase Manhattan Bank ("Chase"). Please be advised that First Union National Bank ("Bank") consents to the proposed financing arrangement between Chase and TSI, provided that proceeds are utilized to pay off outstanding TSI indebtedness to the Bank.
Payoff amounts effective July 28, 1998 are as follows:


Obligation:            59             67             83                  91             Total
                       --             --             --                  --             -----

     Principal:     $2,777.74     $13,573.75     $47,916.71         $346,539.00      $410,807.20

     Interest:          16.59          94.49         323.43            2,469.09         2,903.60

         Total:    $27,894.33     $13,668.24     $48,240.14         $349,008.09      $413,710.80
                   ----------     ----------     ----------         -----------      ===========

     Per Diem:           0.61           3.74          11.98               91.45          $107.41

Upon payment in full of these obligations, the Bank will process the appropriate release documentation. Thank you for your assistance.


                                        Very truly yours,



                                        /s/ Stephen B. Francis
                                        ----------------------
                                        Stephen B. Francis
                                        Vice President